UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2005

PINNACLE ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13641	95-3667491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Parkway Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (702) 784-7777

N/A

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the contents of Item 8.01 below are incorporated into this Item 2.03 by this reference.

Item 8.01.	Other Events.

On December 28, 2005, Pinnacle Entertainment, Inc. (the “Company”) and its subsidiary, PNK (PA), LLC, filed an application (the “License Application”) seeking one of two available gaming licenses to operate a slot-only casino in Philadelphia, Pennsylvania. In connection with the License Application, the Company posted a $50 million letter of credit under the Company’s Second Amended and Restated Credit Agreement dated as of December 14, 2005 (the “Amended Credit Facility”). For a summary of the material terms of the Amended Credit Facility, which are hereby incorporated into this Item 8.01 by reference, see the Company’s Current Report on Form 8-K filed on December 20, 2005.

On December 27, 2005, the Company entered into an option agreement by and among the Company and Dyott Corp., Berks Street Corp. and Columbus Blvd. Associates to purchase certain land located in Philadelphia along the Delaware River where the Company anticipates the proposed slot-only casino would be located.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC.
(Registrant)

Date: January 3, 2006	By:	/s/ Stephen H. Capp
Stephen H. Capp
Executive Vice President and Chief Financial Officer